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                                                                    EXHIBIT 4.19



                       FIRST AMENDMENT TO CREDIT AGREEMENT


         This First Amendment to Credit Agreement (this "Amendment") is made and entered into as of September 30, 1999, by and among CHASE BANK OF TEXAS, N.A., a national banking association ("Lender"), TIDEL ENGINEERING, L.P. ("Borrower"), a Delaware limited partnership, and TIDEL TECHNOLOGIES, INC., a Delaware corporation ("Ultimate Parent").


                                R E C I T A L S:

         A. On April 1, 1999, Lender, Borrower, and Ultimate Parent entered into that certain Credit Agreement (the "Credit Agreement") pursuant to which Lender agreed to make loans and advances (collectively the "Loans") to Borrower and Ultimate Parent in accordance with the terms thereof. The Loans are evidenced by that certain Revolving Credit Note of even date with the Credit Agreement, in the stated principal amount of $7,000,000.00, and that certain Term Note of even date with the Credit Agreement, in the stated principal amount of $544,000.00, each bearing interest and being payable to the order of Lender as therein provided (collectively, the "Notes"). The Credit Agreement, the Notes and the documents, instruments and agreements executed in connection therewith are collectively referred to herein as the "Loan Documents".

         B. Borrower has requested Lender to extend the term of the Credit Agreement and to modify the minimum Tangible Net Worth requirement of Section
8.12 of the Credit Agreement.

         C. Lender, at the request of Borrower, for good and valuable consideration, is willing to enter into this Amendment upon the terms and conditions set forth below:

                               A G R E E M E N T:

         NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby covenant and agree as follows:

         1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

         2. Eligible Receivables. Clause (d) of the definition of "Eligible Receivables" in Section 1.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

         (d) the total Receivables owing to the Borrower by the applicable account debtor constitute 10% or less of the aggregate Receivables owing to the Borrower by all account debtors, or if the total Receivables of the applicable account debtor (other than Credit Card Center, in which case 20%, and CardPro, Inc./CardTronics, in which case 15%) exceed 10% of the aggregate of all Receivables owing to the Borrower and its Subsidiaries by all account debtors, the Receivables of the applicable account debtor up


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         to such respective percentage limit shall be deemed to constitute
         Eligible Receivables (subject to compliance with all other applicable standards of eligibility) and the Receivables of the applicable account debtor exceeding such respective percentage limit shall be included within Eligible Receivables (subject to compliance with all other applicable standards of eligibility) only if the Receivables exceeding such respective percentage limit are backed or secured by credit insurance reasonably satisfactory to the Lender in all respects and such credit insurance has been assigned to the Lender upon terms reasonably acceptable to the Lender in its discretion;

         3. Revolving Loan Maturity Date. The definition of "Revolving Loan Maturity Date" in Section 1.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  Revolving Loan Maturity Date shall mean the earlier of (a) September 30, 2001, (b) any date that the Revolving Commitment is terminated in full by the Borrower pursuant to Section 2.4 hereof, and
         (c) any date the Revolving Loan Maturity Date is accelerated by the Lender pursuant to Section 9.1 hereof.

         4. Tangible Net Worth. Section 8.12 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  8.12 Tangible Net Worth. Permit the Tangible Net Worth of the Borrower (expressly excluding Ultimate Parent, its Subsidiaries and Borrower's Subsidiaries), as determined at any time and from time to time, to be less than the sum of the following:

                  (i)  $11,000,000.00; plus

                  (ii) the amount, which shall be added to clause (i) above as of the end of each calendar month, on a cumulative basis, beginning with the calendar month beginning October 1, 1998 and continuing each calendar month thereafter through the term of this Agreement, that is equal to the sequential monthly calculations of fifty percent (50%) of the positive (but not the negative) net income of the Borrower for each calendar month, beginning on and after October 1, 1998 (it being acknowledged that such calculations for calendar months prior to April 1, 1999 shall be made with respect to Tidel Engineering, Inc., the predecessor-in-interest to the Borrower); plus

                  (iii) the amount of all capital contributions to Borrower on or after October 1, 1998 (it being acknowledged that such calculations for calendar months prior to April 1, 1999 shall be made with respect to Tidel Engineering, Inc., the predecessor-in-interest to the Borrower, and shall be made with respect to the amount of consideration received in exchange for equity interests issued by Tidel Engineering, Inc. during the applicable period of time).

         5. Exhibit D. Exhibit D to the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit D attached hereto.


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         6. Exhibit H. Exhibit H to the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit H attached hereto.

         7. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Lender:

                  (a) Lender shall have received a Revolving Credit Note, in form and substance satisfactory to Lender, duly executed by the Borrower;

                  (b) The representations and warranties contained herein and in all Loan Documents, as amended hereby, shall be true and correct in all material respects as of the date hereof as if made on the date hereof; and

                  (c) No Event of Default by Borrower or Ultimate Parent under the Loan Documents, as amended hereby, as of the date hereof, shall have occurred and be continuing and no event or conditions shall have occurred that with the giving of notice or lapse of time or both would be an Event of Default by Borrower or Ultimate Parent under the Loan Documents, as amended hereby, as of the date hereof, unless such Event of Default has been specifically waived in writing by Lender.

         8. Costs and Expenses. Borrower agrees to reimburse Lender for Lender's costs and expenses, including, but not limited to, reasonable attorneys' fees and legal expenses, incurred by Lender in connection with the preparation of this Amendment and in connection with the negotiation and consummation of the transaction contemplated hereby.

         9. The Credit Agreement. All references to the Credit Agreement in the Loan Documents shall be deemed to be the Credit Agreement, as modified hereby. Borrower expressly promises to perform all of its obligations under the Credit Agreement and other Loan Documents, as modified by this Amendment.

         10. Acknowledgments of Borrower and Ultimate Parent. Borrower and Ultimate Parent each hereby acknowledge and agree that (a) Lender is not in default in the performance of its obligations under the Loan Documents; (b) Borrower and Ultimate Parent have no claims, counterclaims, offsets, credits or defenses to the Loan Documents and the performance of their respective obligations thereunder, or if Borrower or Ultimate Parent have any such claims, counterclaims, offsets, credits or defenses to the Loan Documents or any transaction related to the Loans and/or the Loan Documents, same are hereby waived, relinquished and released in consideration of Lender's execution and delivery of this Amendment; (c) all of the provisions of the Loan Documents, except as amended hereby, are in full force and effect; and (d) upon the execution hereof, the Credit Agreement, the Notes, and the other Loan Documents, as amended herein, are not in default by Borrower or Ultimate Parent.

         11. Full Force and Effect. Except as expressly modified and amended in this Amendment, all of the terms, provisions and conditions of the Credit Agreement, the Notes, and


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all other Loan Documents are and shall remain in full force and effect and are incorporated herein by reference.

         12. Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument.

         13. No Oral Agreements. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AMONG THE PARTIES AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS, IF ANY, RELATING TO THE SUBJECT MATTER HEREOF. THIS WRITTEN AMENDMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES.


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         IN WITNESS WHEREOF, the parties have executed this First Amendment to
Credit Agreement as of the day and year first above written.

                                     LENDER:

                                     CHASE BANK OF TEXAS, N.A.,
                                     a national banking association



                                     By:
                                        ----------------------------------------
                                         Joanne Bramanti, Vice President


                                     BORROWER:

                                     TIDEL ENGINEERING, L.P.,
                                     a Delaware limited partnership

                                     By:      Tidel Cash Systems, Inc., its sole
                                              general partner


                                              By:
                                                 -------------------------------
                                                 Mark K. Levenick,
                                                 President and Chief Executive
                                                 Officer


                                     ULTIMATE PARENT:

                                     TIDEL TECHNOLOGIES, INC.,
                                     a Delaware corporation


                                     By:
                                        ----------------------------------------
                                          Mark K. Levenick,
                                          Chief Operating Officer


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         By its execution below, each of Tidel Technologies, Inc., a Delaware corporation, Tidel Services Inc., a Delaware corporation, and Tidel Cash Systems, Inc., a Delaware corporation (each individually, a "Guarantor"), acknowledges and consents to all of the terms and conditions of this Amendment, and ratifies and confirms its respective Guaranty to and for the benefit of Lender. Each Guarantor acknowledges that such Guarantor has no claims, counterclaims, offsets, credits or defenses to the Loan Documents and the performance of its obligations thereunder, or if such Guarantor does have any such claims, counterclaims, offsets, credits or defenses to the Loan Documents or any transaction related to the Loans and/or the Loan Documents, same are hereby waived, relinquished and released in consideration of Lender's execution and delivery of this Amendment. Further, each Guarantor agrees that nothing contained in this Amendment shall adversely affect any right or remedy of Lender under its respective Guaranty and that with respect to such Guaranty, all references in such Guaranty to the "Obligations" shall mean the "Obligations", as amended by this Amendment; that the execution and delivery of this Amendment shall in no way change or modify such Guarantor's obligations as Guarantor pursuant to its Guaranty; and that the execution and delivery of any agreements by Borrower and Lender in connection with this Amendment shall not constitute a waiver by Lender of any of Lender's rights against any Guarantor.

                                        TIDEL TECHNOLOGIES, INC.,
                                        a Delaware corporation


                                        By:
                                           -------------------------------------
                                           Mark K. Levenick,
                                           Chief Operating Officer


                                        TIDEL SERVICES, INC.,
                                        a Delaware corporation


                                        By:
                                           -------------------------------------
                                           Andrew Panaccione, Vice President


                                        TIDEL CASH SYSTEMS, INC.,
                                        a Delaware corporation


                                        By:
                                           -------------------------------------
                                           Mark K. Levenick, President and Chief
                                                Executive Officer


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